EXHIBIT 10.8

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (“Agreement”), dated as of April 24, 2009, by and between Terra Energy & Resource Technologies, Inc., a corporation formed in accordance with the laws of Delaware (the “Assignee”), and Terra Insight Corporation, a corporation formed in accordance with the laws of Delaware (collectively, the “Assignor”).

WHEREAS, Assignor is the owner of all right, title and interest in and to the trademark(s) and/or service mark(s) set forth on Exhibit 1 (collectively, the “Mark”), for which the Assignor has obtained registration(s) in the United States Patent and Trademark Office, together with the goodwill of the business connected with and symbolized by the Mark; and

WHEREAS, Assignor desires to convey, transfer, assign, deliver and contribute to Assignee, and Assignee desires to acquire, all right, title and interest in and to the Mark;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereby agree as set forth below.

Assignor hereby sells, assigns, transfers and conveys to Assignee the entire right, title, interest in and to the Mark in the United States and all jurisdictions outside the United States, together with the goodwill of the business connected with and symbolized by the Mark (including, without limitation, the right to renew any registrations included in the Mark, the right to apply for trademark registrations within or outside the United States based in whole or in part upon the Mark, and any priority right that may arise from the Mark), the same to be held and enjoyed by Assignee as fully and entirely as said interest could have been held and enjoyed by Assignor had this sale, assignment, transfer and conveyance not been made.

Assignor authorizes the Commissioner of Trademarks of the United States and other empowered officials of the United States Patent and Trademark Office and in any applicable jurisdictions outside the United States to record the transfer of the registrations and/or applications for registration set forth on Exhibit 1 to Assignee as assignee of Assignor’s entire right, title and interest therein.  Assignor agrees to further execute any documents reasonably necessary to effect this assignment or to confirm Assignee’s ownership of the Mark.

This Assignment Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts taken together shall constitute one and the same instrument.  Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

ASSIGNOR

Terra Insight Corporation

By:           /s/ Alexandre Agaian
Alexandre Agaian
Chief Executive Officer

STATE OF NEW YORK                     )
)  ss:
COUNTY OF NEW YORK                 )

On this 24th day of April, 2009, before me, a Notary Public in and for the State and County aforesaid, personally appeared Alexandre Agaian, known by me to be an officer of the above-named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Kenneth Chang Oh
Notary Public

ASSIGNEE

Terra Energy & Resource Technologies, Inc.

By:           /s/ Dmitry Vilbaum
Dmitry Vilbaum
Chief Executive Officer

STATE OF NEW YORK                     )
)  ss:
COUNTY OF NEW YORK                  )

On this 24th day of April, 2009, before me, a Notary Public in and for the State and County aforesaid, personally appeared Dmitry Vilbaum, known by me to be an officer of the above-named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Kenneth Chang Oh
Notary Public

Exhibit 1

Work Mark:                                STeP
Serial Number:                            78665853
Filing Date:                                 July 7, 2005
Registration Number:                3106723
Registration Date:                      June 20, 2006
Type of Mark:                             Service Mark